EXHIBIT 99.2

Execution Copy

November 21, 2008

The Steak N Shake Company
500 Century Building
36 South Pennsylvania Street
Indianapolis, Indiana 46204
Attention:  Chief Financial Officer

Re:	Amendment No. 9 to Amended and Restated Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

    Reference is made to that certain Amended and Restated Note Purchase and Private Shelf Agreement dated as of September 20, 2002, as amended by that certain Amendment No. 1 dated December 18, 2002, that certain Amendment No. 2 dated May 21, 2003, that certain Amendment No. 3 dated September 17, 2003, that certain Amendment dated November 7, 2005, that certain Amendment No. 5 dated October 30, 2007, that certain Amendment No. 6 dated December 5, 2007, that certain Amendment No. 7 dated May 16, 2008 and that certain Amendment No. 8 dated August 11, 2008 (as so amended, the “Note Agreement”) among The Steak N Shake Company, an Indiana corporation (the “Company”), Prudential Investment Management, Inc., The Prudential Insurance Company of America and each Prudential Affiliate which has or may become a party thereto in accordance with the terms thereof (collectively, “Prudential”), pursuant to which the Company issued and sold and Prudential purchased the Company’s senior fixed rate notes from time to time.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

The Company has advised Prudential that Events of Default exist under paragraph 7A(v) of the Note Agreement as a result of the Company’s failure to comply with the provisions of paragraph 6A of the Note Agreement and the provisions of paragraph 6C(2) of the Note Agreement as of and for the fiscal quarter of the Company ending on or about September 24, 2008 (the “Existing Events of Default”).

The Company has requested that Prudential waive the Existing Events of Default.  The Company has further requested that the Holders agree to amend the Note Agreement as more particularly set forth below.

Subject to the terms and conditions hereof, Prudential is willing to agree to such request.  Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1.  Amendment.  From and after the Effective Date (as defined in Section 5 below), the Note Agreement and the Notes are amended as follows:

1.1.                       Paragraph 4B(3) of the Note Agreement is amended and restated in its entirety as follows:

“4B(3).     50/50 Prepayments; Pro Rata Prepayments.  (a) On any date when the aggregate Indebtedness under the Credit Agreement is reduced below the Threshold Amount (including, without limitation, as a result of an application of proceeds to the payment of Indebtedness under the Credit Agreement pursuant paragraph 6C(7)(iii)), then, on such date the Company shall prepay a principal amount of the Notes equal to the amount of the Reduction with respect to such reduction, together with interest thereon to such date and together with the Yield-Maintenance Amount, if any, with respect to each Note.  Any partial prepayment of the Notes pursuant to this paragraph 4B(3) shall be applied in satisfaction of the required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in the inverse order of their scheduled due dates. (b) After the occurrence and continuation of an Event of Default and simultaneously with the making of any prepayment of the Indebtedness under the Credit Agreement prior to its regularly scheduled payment date or dates under the Credit Agreement, the Company shall prepay a principal amount of the Notes, together with accrued interest thereon and Yield-Maintenance Amount, if any, with respect thereto, in a pro rata amount calculated on the aggregate outstanding principal balance of the Indebtedness under the Credit Agreement and the aggregate outstanding principal amount of the Notes immediately prior to such prepayment.”

1.2.                       Paragraph 5A is amended by renumbering clauses (iii), (iv), (v) and (vi) thereof as clauses (iv), (v), (vi) and (vii), respectively, and adding a new clause (iii) thereto as follows:

“(iii)                       as soon as practicable and in any event within 30 days after the end of each month (other than the last month of a quarterly period) in each fiscal year consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such month, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;”

1.3.                       Paragraph 5J of the Note Agreement is amended and restated in its entirety as follows:

5J.       Mortgages.  At all times on and after March 31, 2010, the Company shall have, and shall have caused its Subsidiaries to have, executed and delivered to the Collateral Agent and the holders of the Notes such mortgages and leasehold mortgages in favor of the Collateral Agent for the benefit of the Bank and the holders of the Notes securing the Senior Indebtedness (as defined in the Intercreditor Agreement) (the “Mortgages”), each in form and substance satisfactory to the Required Holders, on such real property owned or leased by the Company and its Subsidiaries as the Required Holders deem necessary in their sole discretion, each duly filed and recorded in all such places so as to perfect the liens intended to be created thereby, provided that the holders of the Notes will not require the Company to deliver or maintain any Mortgages in addition to the Mortgages then in effect to the extent that the Company has demonstrated to the holders of the Notes that the aggregate Fair Market Value of all real property subject to the Mortgages then in effect exceeds 250% of the aggregate outstanding principal amount of the Senior Indebtedness (as defined in the Intercreditor Agreement) plus any unused commitments under the Credit Agreement at such time.  No later than September 30, 2009 the Company shall submit to each holder of the Notes a proposed list of appraisers for the real property owned or leased by the Company and its Subsidiaries.  With respect to the real estate subject to each Mortgage, the Company shall have delivered to the Collateral Agent and the holders of the Notes, at or before the time such Mortgage is delivered to the Collateral Agent, (a) from a title company acceptable to the Required Holders, a prepaid mortgagee title insurance policy in form acceptable to the Required Holders, in an amount at least equal to the estimated fair market value of such real estate and the improvements thereon, insuring the lien of such mortgage with respect to such real estate as a valid, prior lien on such real estate subject only to such exceptions as shall be approved by the Required Holders and containing such endorsements as may be required by the Required Holders, (b) an ALTA/ACSM Land Title Survey with respect to such real estate, dated (or updated and recertified) as of a recent date, certified to the holders of the Notes by a land surveyor licensed in the jurisdiction in which such real estate is located, and satisfactory to the Required Holders, and (c) a Phase 1 environmental assessment, and such additional environmental assessments and reports as the Required Holders may request, satisfactory to the Required Holders, and each holder of the Notes shall be satisfied with the environmental condition of such real estate.  Notwithstanding the foregoing, if the aggregate outstanding principal amount of the Notes on September 30, 2009 is equal to or less than $5,000,000, then the Company shall not be required to deliver a list of appraisers to the holders of the Notes on such date, and all the other provisions of this paragraph 5J, including without limitation the requirement to deliver Mortgages, shall be of no further force and effect.”

1.4.                       Paragraph 6A of the Note Agreement is amended in its entirety to read as follows:

“6A.                     Fixed Charge Coverage Ratio.  The Company will not permit the Fixed Charge Coverage Ratio to be less than:

(i) 1.10 to 1.00 as of the last day of the fiscal quarter ending on (or nearest to) September 24, 2008, determined for the period of four consecutive fiscal quarters of the Company ended as of such date;

(ii) 0.70 to 1.00 as of the last day of the fiscal quarter ending on (or nearest to) December 17, 2008, determined for the period of the one fiscal quarter of the Company ended as of such date;

(iii) 1.10 to 1.00 as of the last day of the fiscal quarter ending on (or nearest to) April 8, 2009, determined for the period of the one fiscal quarter of the Company ended as of such date;

(iv) 1.20 to 1.00 as of the last day of the fiscal quarter ending on (or nearest to) July 1, 2009, determined for the period of the one fiscal quarter of the Company ended as of such date; and

(v) 1.20 to 1.00 as of the last day of each fiscal quarter thereafter; determined for both the period of the one fiscal quarter and the period of four consecutive fiscal quarters of the Company ended as of such date.”

1.5.                       Paragraph 6C(2) of the Note Agreement is amended in its entirety to read as follows:

“6C(2).                Debt.  Create, incur, assume or suffer to exist any Debt, except:

(i)     Debt of any Subsidiary to the Company or a Wholly-Owned Subsidiary and Debt of the Company to any Wholly-Owned Subsidiary;

(ii)    (1) Debt of the Company under the Credit Agreement and (2) Debt of any Subsidiary under a Guarantee of Indebtedness or other obligations of the Company under the Credit Agreement, provided that such Subsidiary is party to the Guaranty Agreement and the Intercreditor Agreement is in full force and effect and applicable to such Guarantee;

      (iii)            Debt evidenced by the Notes;

              (iv)     Debt of the Company or Subsidiaries evidenced by Capitalized Lease Obligations existing on September 24, 2003, in individual principal amounts not in excess of the amounts outstanding on September 24, 2003 (which principal amounts in aggregate shall be less than $150,000,000) and as identified on Schedule 6C(1) hereto; and

          (v)      Debt of the Company or Subsidiaries in an aggregate outstanding principal amount not in excess of $20,000,000 at any time evidenced by Capitalized Lease Obligations incurred after November 21, 2009 in connection with sale-leaseback transactions; provided that in connection with any Transfer of assets made in any such sale leaseback transaction, the Company and its Subsidiaries have complied with the provisions of paragraph 6C(7)(iii).

1.6.                       Paragraph 6C(2A) is amended in its entirety to read as follows:

“6C(2A).              Total Liabilities to Tangible Net Worth Ratio. The Company will not permit the ratio of Total Liabilities to Tangible Net Worth to be greater than 1.10 to 1.00 at any time.”

1.7.                       Paragraph 6D of the Note Agreement is amended and restated in its entirety as follows:

“6D.                     Availability under Credit Agreement.  The Company shall not permit at any time there not to be in full force and effect a commitment by the Banks under a Credit Agreement to make revolving loans to the Company in an aggregate outstanding principal amount of up to at least $25,000,000 minus the lesser of (i) $5,000,000 and (ii) the aggregate principal amount of prepayments of the Notes made after November 21, 2008 having a scheduled termination date meeting the following requirements.  At all times before November 21, 2009, no portion of the commitment described in the preceding sentence shall at any time have a scheduled termination date prior to November 21, 2009, and at all times on or after November 21, 2009, no portion of such commitment shall at any time have a scheduled termination date prior to one year after the date of determination.”

1.8.                       Paragraph 7A of the Note Agreement is amended by adding “or” at the end of clause (xv) thereof and adding new clauses (xvi) and (xvii) thereto as follows:

    “(xvi)            the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended September 24, 2008 required to be delivered pursuant to paragraph 5A(ii) shall differ in any material way from the unaudited preliminary financial statements of the Company and its Subsidiaries for such year delivered to the holders of the Notes prior to execution by such holders of the Ninth Amendment; or

    (xvii)            the Banks and the Company shall not have entered into an agreement on or before September 30, 2009 with the holders of the Notes pursuant to which a new collateral agent who will agree to act as Collateral Agent with respect to the Mortgages is appointed to be the Collateral Agent in replacement of the Collateral Agent as of November 21, 2008;”

1.9.                       Paragraph 10A of the Note Agreement is amended by amending the following defined term therein in its entirety as follows:

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that for the purposes of calculating “Remaining Schedule Payments” for any Settlement Date on or before December 31, 2009, the increase in the interest rates on the Notes effected pursuant to Section 2.1 of the Ninth Amendment shall be disregarded.

1.10.                       Paragraph 10B of the Note Agreement is amended by deleting the definitions of “Pro Rate Share” and “Pro Rate Amount” and by adding, or amending and restating, as applicable, the following defined terms:

“Adjusted Capital Expenditures” shall mean, for any period, capital expenditures for such period minus an amount, if any, equal to the proceeds from any Specified Asset Sales during such period.

“Collateral” shall mean all accounts, accounts receivable, inventory, machinery, equipment, general intangibles, fixtures and all other tangible or intangible personal property of the Company and its Subsidiaries, whether now owned or hereafter acquired and whether now or hereafter existing, and any real property subject to the Mortgages.

“Fair Market Value” shall mean, at any time with respect to any real property for the purposes of paragraph 5J, the fair market value at such time as determined by appraisers selected by the Company and approved by the Required Holders.  The Company shall pay all fees and expenses of any such appraisers.

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (i) consolidated net income of the Company and Subsidiaries (a) plus, to the extent deducted in determining the same, interest expense, rental expense, depreciation, amortization, compensation expense to the extent related to equity-based compensation and not paid in cash, the Specified Impairment Charge and non-cash losses on Transfers of assets, and (b) minus non-cash gains on Transfers of assets to (ii) the sum of interest expense, rental expense, Adjusted Capital Expenditures, the current portion of all lease obligations and the current portion of Debt, in each case for such period (or in the case of the current portion of all lease obligations and the current portion of Debt, as of the last day of such period; provided that if the calculation of “Fixed Charge Coverage Ratio” is being made for a period of one fiscal quarter under clauses (ii), (iii), (iv) or (v) of paragraph 6A, the current portion of all lease obligations and the current portion of Debt for such calculation shall be equal to the current portion of all lease obligations and the current portion of Debt as of the last day of such fiscal quarter, in each case, divided by four (4)).

“Ninth Amendment” shall mean that certain Amendment No. 9 to this Agreement dated as of November 21, 2008, among the Company, Prudential Investment Management, Inc. and the holders of the Notes.

“Reduction” shall mean, with respect to any reduction of Indebtedness under the Credit Agreement, an amount equal to, if positive, (i) the Threshold Amount immediately prior to such reduction minus (ii) the aggregate Indebtedness outstanding under the Credit Agreement after giving effect to such reduction.

“Specified Asset Sales” shall mean any Transfer of assets in accordance with paragraph 6C(7)(iii).

“Tangible Net Worth” shall mean the shareholders' equity of the Company less any allowance for goodwill, patents, trademarks, trade secrets, and any other assets which would be classified as intangible assets under generally accepted accounting principles.

“Threshold Amount” shall mean $10,000,000, less the aggregate amount of all Reductions (without duplication).

“Total Liabilities” shall mean, at any date, the aggregate principal amount of all Indebtedness of the Company at such date, determined on a consolidated basis in accordance with generally accepted accounting principles.

1.11.                       Schedule 6C(1) to the Note Agreement is amended and restated in its entirety as set forth on Schedule 6C(1) attached hereto.

SECTION 2.   Interest Rate Increase.  From and after the Effective Date, the Notes are amended as follows:

2.1.                       Each reference “8.29% per annum” in each outstanding Series G Note is changed to “(i) 8.29% per annum at all times before November 21, 2008, (ii) 9.00% per annum on and after November 21, 2008 and on and before December 30, 2009 and (iii) 12.00% per annum at all times on and after December 31, 2009.”.

2.2.                       Each reference to “5.66% per annum” in each outstanding Series I Note is changed to “(i) 5.66% per annum at all times before November 21, 2008, (ii) 9.00% per annum on and after November 21, 2008 and on and before December 30, 2009 and (iii) 12.00% per annum at all times on and after December 31, 2009”.

SECTION 3.   Waiver.  Effective on the Effective Date, Prudential hereby waives the Existing Events of Default, provided that the Company would have been in compliance with the provisions of paragraph 6A and the provisions of paragraph 6C(2) as of the fiscal quarter of the Company ended on or about September 24, 2008 if the amendments to the Note Agreement in Section 1 hereof had been effective as of the end of such fiscal quarter.

SECTION 4.  Representations, Warranties and Covenants.  The Company represents and warrants that  (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct as of the date of execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); (b) after giving effect to the amendments set forth in Section 1 hereof and the waivers in Section 2 hereof, no Event of Default or Default exists or has occurred and is continuing on the date hereof, (c) neither the Company nor any of its Subsidiaries has paid or agreed to pay, and neither the Company nor any of its Subsidiaries will pay or agree to pay, any fees or other consideration, including, without limitation, any guarantee, security interest or other credit enhancement, to any Bank or any other Person in connection with the waiver and amendment referenced in Section 5.2 hereof except an amendment fee to the Banks in the aggregate not to exceed $25,000, (d) attached as Schedule A hereto is a correct and complete list of all real property of the Company and its Subsidiaries which is not subject to a Lien of any kind and (e) there are presently no liens on any assets of the Company, whether real or personal, other than the liens on the personal property assets of the Company granted to the Collateral Agent, and except those liens and encumbrances permitted pursuant to paragraph 6C(1) of the Agreement. In support of the representation and warranty in the foregoing clause (e), the Company shall provide to the holders of the Notes within five (5) days of the execution of this letter a Schedule of Real Estate showing each parcel of real estate owned or leased by the Company, its address, revenues, and net operating income or loss, as the case may be. Such Schedule shall be on a form reasonably acceptable to the Required Holders.

SECTION 5.  Conditions Precedent.  This letter shall be deemed effective on the date (the “Effective Date”) each of the following conditions shall have been satisfied:

5.1.                       Documents.  Prudential shall have received original counterparts or, if satisfactory to Prudential, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to Prudential, dated the Effective Date unless otherwise indicated, and on the Effective Date in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

(i)            this letter;

(ii)           the amended and restated Series G Note, in the form of Exhibit A attached hereto, and the amended and restated Series I Notes, in the form of Exhibit B attached hereto; and

(iii)          such other certificates, documents and agreements as Prudential may reasonably request.

5.2.                       Waiver andAmendment to Credit Agreement.  Prudential shall have received a copy of the executed waiver and amendment to Credit Agreement, extending the “Revolving Loan Maturity Date” therein from January 30, 2009 to January 30, 2010 and extending the date thereunder by which mortgages must be delivered to the Collateral Agent from November 21, 2008 to June 30, 2009, and otherwise in form and substance satisfactory to Prudential, and such waiver and amendment shall be in full force and effect.

5.3.                       Prepayment of Indebtedness.  On the Effective Date, the Company shall prepay the Indebtedness outstanding under the Credit Agreement in an aggregate amount of $5,000,000, inclusive of interest thereon to the Effective Date, and prepay a principal amount of the Notes and Yield-Maintenance Amount, if any, with respect thereto, in an aggregate amount for such principal and Yield-Maintenance Amount equal to $5,000,000, inclusive of interest thereon to the Effective Date.

5.4.                       Amendment Fee.  The Company shall have paid to the holders of the Notes, by wire transfer of immediately available funds, such holder’s ratable portion (in proportion to the aggregate principal amount of the Notes held by such holders as of the Effective Date) of an amendment fee in the aggregate amount, for all holders of the Notes, of $20,000.

5.5.                       Fees and Expenses of Counsel to Prudential.  Without limiting the provisions of Section 6 hereof, the Company shall have paid all fees, charges and disbursements of counsel to Prudential payable by the Company invoiced as of the Effective Date.

5.6.                       Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to Prudential, and Prudential shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

Upon execution hereof by the Company, this letter and each of the other foregoing documents should be returned to: Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attention:  Scott B. Barnett.

SECTION 6.   Reference to and Effect on Note Agreement and Notes.  Upon the effectiveness of this letter, each reference to the Note Agreement and the Notes in any other document, instrument or agreement shall mean and be a reference to the Note Agreement and the Notes as modified by this letter.  Except as specifically set forth in Sections 1 and 2 hereof, each of the Note Agreement and the Notes shall remain in full force and effect and each is hereby ratified and confirmed in all respects.  The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that Prudential or any holder of any Note has agreed to or is prepared to grant any waivers or consents or agree to any amendments to the Note Agreement in the future, whether or not under similar circumstances.

SECTION 7.   Expenses.  The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential or any holder of any Note, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or any holder of any Note in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter or the transactions contemplated hereby.  The obligations of the Company under this Section 7 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 8.   Reaffirmation. Each Guarantor hereby consents to the terms and conditions of this letter and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement, including without limitation, with respect to the Note Agreement as amended by this letter.  The Company hereby reaffirms its grant of liens in the Collateral under the Security Agreement and confirms that such liens continue to secure the Obligations (as defined in the Security Agreement), including without limitation, under the Note Agreement and the Notes as amended by this letter.

SECTION 9.   Release.  The Company and the Guarantors hereby release, remise, acquit and forever discharge Prudential and their employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, “Released Parties”) from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or thing done, omitted or suffered to be done by any Released Party prior to and including the date or execution hereof and in any way directly or indirectly arising out of or in any way connected to this letter or the Transaction Documents, including but not limited to, claims relating to any actions taken in connection with the administration of the investment evidenced by the Notes (collectively, the “Released Matters”).  The Company and the Guarantors acknowledge that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  The Company and the Guarantors represent and warrant to Prudential that they have not purported to transfer, assign or otherwise convey any right, title or interest in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

SECTION 10.  Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 11.  Counterparts; Section Titles.  This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this letter.  The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature page follows]

Very truly yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:       /s/ David Quackenbush
Vice President

THE PRUDENTIAL INSURANCE COMPANY
     OF AMERICA

By:         /s/ David Quackenbush
Vice President

PRUCO LIFE INSURANCE COMPANY

By:   /s/ David Quackenbush
Vice President

UNITED OF OMAHA LIFE INSURANCE
COMPANY

By:         Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:          Prudential Private Placement Investors, Inc.
(as its General Partner)

By:   /s/ David Quackenbush
Vice President

Agreed and Accepted:

THE STEAK N SHAKE COMPANY

By:                           /s/ Duane E. Geiger
Name:                     Duane E. Geiger
Title:                       Vice President, Interim CFO

STEAK N SHAKE OPERATIONS, INC.

By:                           /s/ Duane E. Geiger
Name:                     Duane E. Geiger
Title:                       Vice President, Interim CFO of Parent

SNS INVESTMENT COMPANY

By:                           /s/ Duane E. Geiger
Name:                     Duane E. Geiger
Title:                       Vice President, Interim CFO

STEAK N SHAKE ENTERPRISES, INC.

By:                           /s/ Duane E. Geiger
Name:                     Duane E. Geiger
Title:                       Vice President, Interim CFO